EXHIBIT 21.1
SUBSIDIARIES OF PREMIERE GLOBAL SERVICES, INC.

SUBSIDIARY	JURISDICTION OF ORGANIZATION
ACT Teleconferencing, Inc.	Colorado
ACT Teleconferencing Services, Inc.	Colorado
ACT Teleconferencing Canada Incorporated	Canada
ACT Teleconferencing Limited	United Kingdom
ACT Teleconferencing Malaysia Sdn. Bhd.	Malaysia
ACT Teleconferencing Pty. Ltd.	Australia
ACT Teleconferencing Solutions (Hong Kong) Limited	Hong Kong
ACT Teleconferencing Solutions Limited	United Kingdom
American Teleconferencing Services, Ltd.	Missouri
Budget Conferencing Inc.	Canada
Clarinet, Inc.	Georgia
Communications Network Enhancement Inc.	Delaware
Conference Genie Limited	United Kingdom
Enterprise Care Teleconferencing (Asia) Pty Ltd.	Australia
iMeet, Inc.	Delaware
Intellivoice Communications, LLC	Delaware
NetConnect Systems Ltd.	United Kingdom
NetConnect Systems GmbH	Germany
Netspoke, Inc.	Delaware
PCI Network Services, Inc.	Georgia
PGi Luxembourg S.à r.l.	Luxembourg
PGi Worldwide S.à r.l.	Luxembourg
PGS Premiere Conferencing Private Limited	India
Premiere Communications, Inc.	Florida
Premiere Conferencing (Canada) Limited	Canada
Premiere Conferencing E.U.R.L.	France
Premiere Conferencing GmbH	Germany
Premiere Conferencing (Hong Kong) Limited	Hong Kong
Premiere Conferencing (Ireland) Limited	Ireland
Premiere Conferencing (Japan), Inc.	Japan
Premiere Conferencing Limited	New Zealand
Premiere Conferencing (Malaysia) Sdn. Bhd.	Malaysia
Premiere Conferencing Networks, Inc.	Georgia
Premiere Conferencing Pte. Ltd.	Singapore
Premiere Conferencing Pty Limited	Australia
Premiere Conferencing Spain Srlu	Spain
Premiere Conferencing (UK) Limited	United Kingdom
Premiere Global Brazil Value Added Services Limited	Brazil
Premiere Global Services Denmark APS	Denmark
Premiere Global Services Finland OY	Finland
Premiere Global Services (GB) Limited	United Kingdom
Premiere Global Services International S.à r.l.	Luxembourg
Premiere Global Services Italy Srl	Italy
Premiere Global Services Korea Ltd.	South Korea

Premiere Global Services Norway AS	Norway
Premiere Global Services Sweden AB	Sweden
Premiere Global Services Switzerland GmbH	Switzerland
Premiere Global Telecommunication Technology (Shanghai) Co., Ltd.	China
Ptek, Inc.	Georgia
Ptek Investors I LLC	Delaware
Ptek Ventures I LLC	Delaware
RCI Acquisition Corp.	Georgia
Via-Vox Limited	United Kingdom
Voice-Tel Enterprises, LLC	Delaware
YG Technologies Limited	United Kingdom